Exhibit 24(b)(8.130)
SECOND AMENDMENT
TO THE PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT, dated as of the 1st day of Feb, 2013, is entered into between ING Life Insurance and Annuity Company (“ING Life” or “ING”); ING Financial
Advisers, LLC (“ING Financial”); OppenheimerFunds Distributor, Inc. (the “Distributor”);
and Shareholder Services, Inc. (“SSI”), as parties to the Participation Agreement dated as of
August 15, 2000, as amended (“Agreement”).

WHEREAS, the Distributor is the underwriter of certain investment companies listed on
Schedule B of the Agreement (the “Funds”) that are registered investment companies under the Investment Company Act of 1940, as amended;

WHEREAS, OppenheimerFunds, Inc. purchased SteelPath Capital Management, LLC, and
SteelPath Fund Advisors, LLC (jointly, “SteelPath”) effective December 3rd, 2012 (the
“Closing Date”), and effective as of the day following the Closing Date, the Distributor became the general distributor for each of the SteelPath funds; and

WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for the purchase and redemption of Class A and Class C shares of the SteelPath funds available under the Agreement, as set forth in Schedule B to the Agreement, as amended or supplemented from time to time;

WHEREAS, the parties to the agreement desire to amend the Agreement to provide for the purchase and redemption of Class C shares of the other Funds available under the
Agreement; and

WHEREAS, the parties to the Agreement desire to amend the Agreement by updating the list of available Funds under Schedule B to the Agreement;

NOW, THEREFORE, pursuant to Section 12(a) of the Agreement, the Distributor, SSI, ING
Life and ING Financial hereby amend the Agreement as follows:

1.	All references in the Agreement to Class A, Class N , Class Y, and Class I shares of the Funds shall be deemed to include reference to Class C shares of certain funds (as specifically identified in Schedule B to the Agreement), in accordance with the terms of each Fund’s then current prospectus and statement of additional information.

2.	The Agreement is amended by deleting Schedule B to the Agreement in its entirety and replacing it with the new Schedule B attached hereto.

3.	The Agreement is amended by deleting Schedule C to the Agreement in its entirety and replacing it with the new Schedule C attached hereto.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Second
Amendment to the Participation Agreement effective as of the date first written above.

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OppenheimerFunds Distributor, Inc.			ING Life Insurance and Annuity Company

By:	/s/Mark Santero		By:	/s/Lisa Gilarde
Name:	Mark Santero		Name:	Lisa Gilarde
Title:	SVP, Distribution Operations		Title:	Vice President

Shareholder Services, Inc.			ING Financial Advisers, LLC

By:	/s/Stacy Roode		By:	/s/David Kelsey
Name:	Stacy Roode		Name:	David Kelsey
Title:	President		Title:	Vice President

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Schedule B

LIST OF FUNDS

January 1, 2013
LIST OF FUNDS ELIGIBLE TO PARTICIPATE IN
PARTICIPATION AGREEMENT

Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Core Bond Fund
Oppenheimer Corporate Bond Fund
Oppenheimer Currency Opportunities Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Diversified Alternatives Fund
Oppenheimer Emerging Markets Debt Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund
Oppenheimer Global Allocation Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer International Bond Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer LifeCycle Funds
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Fund
Oppenheimer Main Street Select Fund
Oppenheimer Main Street Small- & Mid-Cap Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Portfolio Series
Oppenheimer International Value Fund
Oppenheimer Flexible Strategies Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Select Value Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Small- & Mid- Cap Growth Fund
Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Alpha Plus Fund

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Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer SteelPath MLP and Infrastructure Debt Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund

FUNDS NOT ELIGIBLE TO PARTICIPATE IN PARTICIPATION AGREEMENT

Class Y shares of Oppenheimer SteelPath MLP Select 40 Fund

Class I shares of the following Funds:

Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer SteelPath MLP and Infrastructure Debt Fund

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Schedule C

Fees to the Company

1. Service Fee.

All administrative or shareholder services to Contract owners shall be the responsibility of
ING Life or ING Financial solely and shall not be the responsibility of SSI, Distributor or the
Funds. SSI and Distributor recognize ING Life as sole shareholder of Fund shares issued under this Participation Agreement. In consideration of the administrative savings resulting from such arrangement, SSI agrees to pay ING Life on a monthly basis at an annual fee rate of _____% (__________ basis points) per Oppenheimer fund investment account with assets invested in Class A, Class C, Class N or Class Y shares of the Funds as set forth in the chart below. Such fee shall be calculated monthly based on the average daily net assets in each such account for the month. The payment of this fee shall not apply to loan repayment accounts or forfeiture accounts. The service fee is intended to compensate ING Life for administrative services only and is not intended to constitute payment in any manner for investment advisory or distribution services. ING Life shall provide SSI an invoice via the
OppenheimerFunds secured Alliance Trading website or other mutually agreed upon electronic format after the end of each month, identifying ING Financial as the broker-dealer of record and identifying representative of record, if applicable, and certifying the number of actively funded participant accounts and assets subject to the aforementioned fees and SSI, shall make such payment to ING Life within 30 business days of receipt of the invoice.
Invoices submitted in excess of 60 days of the time period to which the invoice relates are subject to non-payment. Additions or adjustments to previously submitted invoices that are provided in excess of 60 days of the time period to which the invoice relates may also be subject to non-payment. ING Life shall notify SSI within 15 business days of receipt of any invoice if such invoice is deemed not to be in good order and ING Life intends to dispute any portion of the fees invoiced. The notification shall identify the amounts being disputed and explain, to the extent practicable, the dispute. The parties shall work together in good faith to resolve all disputes and correct any errors to that payments may be processed promptly once all parties agree to any revisions. For the avoidance of doubt the parties agree that ING shall not invoice, nor shall it be entitled to receive any payment under this Agreement for any
Oppenheimer Fund investment accounts with assets invested in Class I shares of the Funds.

2. Rule 12b-1 Fees.

Distributor may compensate dealers, brokers, banks and other financial institutions, under the terms set forth in each applicable Fund’s Prospectus and distribution plan (“Rule 12b-1
Plan”) pursuant to Rule 12b 1 under the Investment Company Act of 1940, as amended (the
“Investment Company Act”), for providing personal service and maintenance of accounts of such entities’ customers that hold Fund shares. Such compensation is referred to herein as a
“12b-1 Service Fee.” The services to be provided in return for payment of a 12b-1 Service
Fee include, among others:

(a) answering customer inquiries about the Fund and providing other personal service;

(b) assisting in establishing and maintaining accounts in the Fund;

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(c)		making the Funds available and printing and mailing of Fund sales literature.

In exchange for providing services to Contract owners that include but are not limited to those set forth in the paragraph above, ING Financial shall be entitled to receive the 12b-1
Service Fee in accordance with the then current prospectuses of the Funds. For illustration purposes only, 12b-1 Service Fee rates in effect as of January 1, 2013 are set forth in the chart below. The payment of the 12b-1 Service Fee to Service Provider by or on behalf of a
Fund is subject to the limitations set forth in the applicable Rule 12b-1 plan and may be reduced, revised or terminated altogether at any time at the discretion of that Fund’s board of trustees or directors, as the case may be.

Share	A	C	N	Y	I
Class
Servicing
Fee
12b-1
Service
Fee

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